    As filed with the Securities and Exchange Commission on April 16, 1998


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 April 9, 1998
                Date of Report (Date of earliest event reported)


                              VORNADO REALTY TRUST
             (Exact Name of Registrant as Specified in Its Charter)


             MARYLAND                    1-11954                 22-1657560
  (State or other Jurisdiction         (Commission            (I.R.S. Employer
of Incorporation or Organization)        File No.)           Identification No.)

             PARK 80 WEST, PLAZA II, SADDLE BROOK, NEW JERSEY 07663
                    (Address of Principal Executive Office)


                                 (201) 587-1000
              (Registrant's Telephone Number, Including Area Code)


                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)

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Item 5.    Other Events.

          On April 9, 1998, Vornado Realty Trust ("Vornado") and Vornado Realty L.P. entered into an Underwriting Agreement with Goldman, Sachs & Co. relating to the issuance and sale by Vornado of an aggregate of 10,000,000 common shares of beneficial interest, par value $0.04 per share (the "Common Shares"), of Vornado for an aggregate purchase price of $401,250,000. On April 15, 1998, Vornado and Goldman, Sachs & Co. consummated the issuance and sale of such 10,000,000 Common Shares. Vornado has granted Goldman, Sachs & Co. an option, exercisable for 30 days after April 9, 1998, to purchase up to 1,500,000 additional Common Shares, solely to cover overallotments. If such option is exercised in full, the total proceeds to Vornado will be $461,437,500. Expenses payable by Vornado in connection with such offerings are estimated to be approximately $700,000.


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)-(b) Not applicable.

(c)     Exhibits Required by Item 601 of Regulation S-K.


Exhibit No.    Exhibit
-----------    -------

   1.1 Underwriting Agreement, dated April 9, 1998, among Vornado, Vornado Realty L.P. and Goldman, Sachs & Co.

   1.2 Pricing Agreement, dated April 9, 1998, between Vornado and Goldman, Sachs & Co.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VORNADO REALTY TRUST

Dated: April 16, 1998                   By: /s/ Irwin Goldberg
                                           --------------------------
                                           Irwin Goldberg
                                           Vice President-
                                           Chief Financial Officer
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                                 EXHIBIT INDEX


Exhibit No.    Exhibit
-----------    -------

   1.1 Underwriting Agreement, dated April 9, 1998, among Vornado Realty Trust, Vornado Realty L.P. and Goldman, Sachs & Co.

   1.2 Pricing Agreement, dated April 9, 1998, between Vornado Realty Trust and Goldman, Sachs & Co.